UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2008

BioCryst Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23186	62-1413174
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2190 Parkway Lake Drive, Birmingham, Alabama	35244
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 444-4600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers:

J. Claude Bennett M.D., the company’s Chief Operating Officer and a Director has informed the President of BioCryst Pharmaceuticals, Inc. and the Chairman of the Board of Directors on May 20, 2008 that he intends to retire as an employee of the Company and will also resign as a Director of the Board effective June 13, 2008. He will continue to serve the Company as a consultant. We anticipate executing a part-time consulting agreement with Dr. Bennett, which includes compensation of approximately $3,000 per month.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2008

BioCryst Pharmaceuticals, Inc.

By: /s/ Michael A. Darwin
Michael A. Darwin
VP Finance and Principal Accounting Officer